Exhibit 99.1

Macquarie Infrastructure Company LLC Reports Second Quarter 2012 Financial Results, Increases Cash Dividend to $2.50 Per Year

• Quarterly cash dividend increased from $0.20 per share to $0.625 per share

• Proportionately combined free cash flow increases 27%

• Company sees improved outlook for full year 2012

NEW YORK--(BUSINESS WIRE)--August 1, 2012--Macquarie Infrastructure Company LLC (NYSE: MIC) reported financial results for the second quarter of 2012 including an announcement that the Company’s Board approved an increase in its quarterly cash dividend from $0.20 per share for the first quarter of 2012 to $0.625 per share for the second quarter of 2012 or $2.50 per share annualized.

MIC’s businesses generated proportionately combined free cash flow of $43.5 million or $0.93 per share during the period, compared with $34.2 million or $0.75 per share in the second quarter of 2011. For the six months ended June 30, 2012 proportionately combined free cash flow increased 21.3% to $1.88 per share compared with $1.55 per share for the six months ended June 30, 2011.

The increase in the Company’s dividend was anticipated. Management had indicated in May that with the receipt of $110.6 million in distributions from its investment in International-Matex Tank Terminals the dividend would be increased to “at least $2.00” per share annually. The second quarter dividend will be payable on August 16, 2012 to shareholders of record on August 13, 2012.

“I am extremely pleased with our Board’s decision to increase the quarterly cash dividend to an annualized $2.50 per share,” said James Hooke, Chief Executive Officer of Macquarie Infrastructure Company LLC, “and I am pleased to be able to back that decision by increasing our guidance on proportionately combined free cash flow to approximately $3.70 per share for 2012.” The Company had previously indicated that proportionately combined free cash flow would be between $3.50 and $3.60 per share in calendar 2012.

MIC regards free cash flow as an important tool in assessing the performance of its capital intensive, cash generative businesses. Proportionately combined free cash flow refers to the sum of the free cash flow generated by MIC’s businesses and investments in proportion to its equity interest in each and after holding company costs. See “Cash Generation” below for MIC’s definition of free cash flow and further information.

Consolidated Results for Second Quarter and Six Months

The Company reported net income, before tax, of $22.0 million for the second quarter of 2012 compared with a net loss of $4.4 million for the second quarter of 2011. For the six months ended June 30, 2012, MIC reported net income, before tax, of $42.7 million compared with net income of $13.4 million for the comparable period in 2011.

MIC’s consolidated revenue for the second quarter of 2012 increased 4.6% to $258.5 million compared with $247.2 million in the second quarter of 2011. Consolidated revenue increased 7.5% for the six-month period ended June 30, 2012 compared with the comparable period in 2011. The growth in revenue reflects the increased volume of products sold and higher energy costs, such as those for aviation fuel and gas products, which are passed through to customers of MIC’s businesses.

Reported gross profit – defined as revenue less cost of goods sold – removes the volatility in revenue associated with fluctuations in energy costs. MIC’s consolidated gross profit totaled $97.7 million in the second quarter of 2012, an increase of 7.9% over the same period in 2011. For the six months ended June 30, 2012 the Company’s gross profit increased 6.6% compared with the comparable period in 2011.

Dispute with Co-Investor in IMTT

To date MIC has been unable to resolve fully a previously-disclosed dispute with its co-investor in IMTT regarding quarterly distributions and governance in accordance with the Shareholders’ Agreement between the parties. Distributions calculated in accordance with the Shareholders’ Agreement for the first and second quarters of 2012 were $45.3 million ($22.6 million per shareholder) and $55.3 million ($27.7 million per shareholder), respectively.

Representatives of MIC’s co-investor on the IMTT Board voted against making distributions per the Shareholders’ Agreement saying that they would prefer IMTT retain greater cash, cash equivalents and available committed and undrawn credit balances. Had IMTT paid the full amount of the distribution due for the first and second quarters of 2012, it would have had cash, cash equivalents and available committed and undrawn credit balances of $219.6 million and $241.4 million at the end of the first and second quarters of 2012, respectively. MIC believes these amounts are more than sufficient for the business.

On July 20, 2012 the IMTT Board unanimously approved the payment of a distribution in the amount of $17.8 million ($8.9 million per shareholder) for the first quarter of 2012. Payment of the distribution for the first quarter was made on July 24, 2012 with both parties reserving their rights to dispute the amount payable.

On July 31, 2012 the IMTT Board unanimously approved the payment of a distribution in the amount of $18.7 million ($9.3 million per shareholder) for the second quarter of 2012. Payment of the distribution for the second quarter is expected to be in August. Again, both parties reserved their rights to dispute the amount payable.

MIC believes that the failure of its co-investor’s representatives to approve the distributions as calculated is a breach of the Shareholders’ Agreement and violates the terms of the March 30, 2012 Arbitration Award that resulted in the payment of $110.6 million to each of the IMTT shareholders. The parties appear to be at an impasse with respect to determining the reserves required under the Shareholders’ Agreement and Arbitration Award. Accordingly, MIC may initiate an arbitration to collect the total amounts due for the first and second quarters of 2012 and to recover costs and damages.

Contingent upon the resolution of matters limiting the distribution of cash from IMTT (described above), and following the successful refinancing of Atlantic Aviation’s debt facilities prior to their maturity in October of 2014, assuming the continued stable performance of MIC’s businesses, and subject to prevailing economic conditions, our Board will consider increasing the amount of the quarterly cash dividend.

Cash Generation

MIC reports EBITDA excluding non-cash items on a consolidated and operating segment basis and reconciles each to consolidated net income (loss). EBITDA excluding non-cash items is a measure relied upon by management in evaluating the performance of its businesses and investments. EBITDA excluding non-cash items is defined as earnings before interest, taxes, depreciation and amortization and non-cash items, which include impairments, gains and losses on derivatives and adjustments for certain other items reflected in the statement of operations.

MIC believes that EBITDA excluding non-cash items provides additional insight into the performance of its operating businesses, relative to each other and to similar businesses, without regard to capital structure, and their ability to service or reduce debt, fund capital expenditures and/or support distributions to the holding company.

MIC also reports free cash flow, as defined below, on both a consolidated and operating segment basis as a means of assessing the amount of cash generated by its businesses and as a supplement to other information provided in accordance with GAAP, and reconciles each to cash from operating activities. MIC believes that reporting free cash flow provides additional insight into its ability to deploy cash, as GAAP measures, such as net income (loss) and cash from operating activities, do not reflect all of the items that management considers in estimating the amount of cash generated by its operating businesses. MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital.

MIC notes that free cash flow does not fully reflect its ability to freely deploy generated cash, as it does not reflect required principal payments on indebtedness, payments of dividends, potential growth capital expenditures and other fixed obligations or the other cash items excluded when calculating free cash flow. Free cash flow may be calculated differently by other companies which limits its usefulness as a comparative measure. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP.

	/------------------------------------------------------For the Quarter Ended June 30, 2012---------------------------------------------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Gross profit	31,706	18,076	2,535	74,542	N/A	126,859	63,412	5,069
EBITDA excluding non-cash items	28,441	14,450	2,947	31,335	(1,927)	75,246	56,882	5,892
Free cash flow	18,557	8,595	1,925	14,634	(203)	43,507	37,113	3,849

	/------------------------------------------------------For the Quarter Ended June 30, 2011---------------------------------------------------------------/
	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Gross profit	27,409	15,036	2,305	70,852	N/A	115,602	54,817	4,610
EBITDA excluding non-cash items	23,731	11,380	2,825	29,163	(1,795)	65,303	47,461	5,648
Free cash flow	13,448	6,270	2,061	13,296	(840)	34,235	26,896	4,121

Gross profit variance	15.7%	20.2%	10.0%	5.2%	N/A	9.7%	15.7%	10.0%
EBITDA excluding non-cash items variance	19.8%	27.0%	4.3%	7.4%	(7.4)%	15.2%	19.8%	4.3%
Free cash flow variance	38.0%	37.1%	(6.6)%	10.1%	75.8%	27.1%	38.0%	(6.6)%

_____________________
(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

	/-------------------------------------For the Six Months Ended June 30, 2012-------------------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Gross profit	64,894	36,775	4,381	152,794	N/A	258,844	129,788	8,760
EBITDA excluding non-cash items	58,172	28,630	5,122	65,486	(6,973)	150,437	116,344	10,241
Free cash flow	37,579	16,605	3,268	33,743	(3,672)	87,523	75,158	6,534

	/-------------------------------------For the Six Months Ended June 30, 2011-------------------------------------/
	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Gross profit	57,434	30,524	3,722	148,059	N/A	239,739	114,868	7,443
EBITDA excluding non-cash items	50,223	23,169	4,544	61,238	(3,189)	135,984	100,445	9,086
Free cash flow	27,637	11,343	2,870	29,715	(340)	71,225	55,274	5,738

Gross profit variance	13.0%	20.5%	17.7%	3.2%	N/A	8.0%	13.0%	17.7%
EBITDA excluding non-cash items variance	15.8%	23.6%	12.7%	6.9%	(118.7)%	10.6%	15.8%	12.7%
Free cash flow variance	36.0%	46.4%	13.9%	13.6%	NM	22.9%	36.0%	13.9%

_____________________
NM - Not meaningful
(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

IMTT

MIC has a 50% equity interest in International-Matex Tank Terminals (IMTT), the operator of one of the largest independent bulk liquid storage terminal businesses in the U.S. IMTT owns and operates 10 marine storage terminals in the U.S. and is the part owner and operator of two terminals in Canada. The terminals store and handle a wide variety of petroleum grades, chemicals and vegetable and animal oils. To aid in meaningful analysis of the performance of IMTT across periods, the table and discussion below refers to results for 100% of the business, not MIC’s 50% interest.

For the second quarter of 2012 compared with the second quarter of 2011:

  Terminal revenue increased 7.6%
  Average storage rental rates increased 5.8%; average storage rental rates are expected to increase by between 5.5% and 7.5% for the full year
  Capacity utilization was stable at 94.3%; utilization decreased from 95.9% in the first quarter of 2012 as an increased number of tanks were out of service for cleaning and inspection in the second quarter
  Terminal operating costs decreased 4.6%; fuel costs were lower reflecting the lower cost of natural gas and certain health care and repair and maintenance costs incurred in 2011 did not recur in 2012

Free cash flow generated by IMTT increased 38.0% to $37.1 million and 36.0% to $75.2 million for the second quarter and six months ended June 30, 2012, respectively. The growth in free cash flow reflects the improved operating results, primarily the higher gross profit from increased storage rates and lower operating expenses as well as lower maintenance capital expenditures, partially offset in the half year by an adjustment to IMTT’s provision for income taxes.

MIC has recalculated the income tax provision provided by IMTT for the first quarter of 2012 in accordance with Generally Accepted Accounting Principles. IMTT’s income tax provision for the first quarter has been recalculated as $4.8 million, down from the $11.4 million previously reported. The income tax provision for the six months ended June 30, 2012 assumes that IMTT will pay federal income taxes of $12.0 million and state income taxes of $5.2 million for the full year 2012. IMTT’s actual federal income tax liability could be higher or lower depending on the value of capital assets placed in service during the year and the extent to which IMTT is able to realize the benefits of bonus depreciation of those assets.

The Gas Company

The Gas Company is the owner and operator of the only regulated (“utility”) gas manufacturing and pipeline distribution network on the islands of Hawaii. The business is also the owner and operator of the largest unregulated (“non-utility”) gas distribution operation on the islands.

For the second quarter of 2012 compared with the second quarter of 2011:

  Non-utility contribution margin increased 28.3% to $16.2 million from $12.6 million
  Utility contribution margin increased 4.8% to $9.7 million from $9.2 million
  The combined volume of gas products sold increased 5.4%

Free cash flow generated by The Gas Company increased 37.1% to $8.6 million and 46.4% to $16.6 million for the second quarter and six months ended June 30, 2012, respectively. The increase in free cash flow reflects the improved operating results, particularly the increased non-utility contribution margin, partially offset by increased wage and benefits related expenses and an approximately $1.0 million increase in taxes. The Gas Company is a part of MIC’s consolidated tax group and the increased liability is expected to be offset in consolidation with the application of MIC’s federal net operating loss carryforward.

In July 2012, MIC received commitments for the refinancing of the debt facilities of The Gas Company as well as commitments for a new revolver. The business’ current debt structure comprises an $80.0 million term loan facility and $20.0 million capital expenditure facility at the operating company level and an $80.0 million term loan facility at the intermediate holding company level.

The operating company level debt is expected to be replaced with $100.0 million of 10-year private placement notes and a 5-year $60.0 million revolving credit facility. The intermediate holding company facility is expected to be replaced with another 5-year $80.0 million term loan facility. The weighted average cost of all facilities employed by The Gas Company, including interest rate hedges, is expected to be lower than the current all-in rate of 4.92%.

District Energy

MIC’s District Energy business produces chilled water that it distributes via underground pipelines in downtown Chicago to high-rise buildings for use in air conditioning and process cooling systems. The business also operates a site-specific operation that supplies both cooling and heating services to three customers in Las Vegas, Nevada. MIC has a 50.01% (controlling) interest in District Energy. The table and discussion below refer to results for 100% of the business, not MIC’s 50.01% interest.

For the second quarter of 2012 compared with the second quarter of 2011:

  Cooling consumption revenue increased 16.3% to $6.9 million from $5.9 million; higher average temperatures in 2012 compared with 2011 resulted in increased demand for cooling
  Capacity revenue increased 2.6% to $5.6 million from $5.4 million; increases in the number of customers being served and inflation adjustments to existing contracts drove the improved performance
  Gross profit rose 10.0% to $5.1 million from $4.6 million

Free cash flow decreased 6.6% to $3.8 million for the second quarter and increased 13.9% to $6.5 million for the six months ended June 30, 2012. The decrease in the current quarter reflects primarily the timing of income tax payments in 2012 compared with 2011. The year to date increase reflects the higher average temperatures and resulting increased demand for cooling in Chicago in 2012 compared with 2011.

Atlantic Aviation

Atlantic Aviation owns and operates a network of fixed-base operations (FBO) that primarily provide fuel, terminal services and aircraft hangar services to owners and operators of general aviation (GA) aircraft at 64 airports in the US. The network is the one of the largest in the US air transportation industry.

For the second quarter of 2012 compared with the second quarter of 2011 (same store basis):

  Fuel gross profit increased 4.0% on GA volume increases of 1.5% and weighted average margin increases of 2.8%
  GA fuel gross profit improvement was partially offset by modest declines in non-GA gross profit

Atlantic Aviation’s pro-forma leverage ratio decreased to 5.64x including a principal payment of $7.5 million to be made on August 10, 2012.

Following the quarter end, Atlantic Aviation completed the sale of one of its FBO for $5.3 million. The impact of the sale is not expected to have a material impact on the business’ results for the full year.

Free cash flow generated by Atlantic Aviation increased 10.1% to $14.6 million and 13.6% to $33.7 million for the quarter and six months ended June 30, 2012, respectively. The increase in cash generation reflects primarily improved operating results partially offset by higher maintenance capital expenditures in the second quarter of 2012 compared with the second quarter of 2011.

Business Outlook

MIC is increasing its full year 2012 guidance for proportionately combined free cash flow to approximately $3.70 per share. Through the six months ended June 30, 2012 MIC’s businesses generated $1.88 per share in proportionately combined free cash flow.

Contributing to the expected increase in proportionately combined free cash flow in 2012 are better than expected operating results at IMTT and The Gas Company, reductions in interest expense at Atlantic Aviation resulting from the maturity of existing interest rate swaps in October and lower than expected cash capital expenditures for the year at Atlantic Aviation.

The Company also reaffirmed or increased its segment level full-year EBITDA guidance.

  MIC believes that IMTT will produce EBITDA of between $230.0 and $240.0 million, up from prior estimates of $220.0 to $235.0 million. Increases in average storage rates continue to be at the low end of estimates. Utilization is expected to remain at levels consistent with the prior year. Cash capital expenditures are expected to be approximately $50.0 million for the full year.
  The Gas Company is now expected to generate EBITDA in excess of the Company’s original guidance or between $55.0 and $57.5 million, up from prior estimates of between $50.0 and $55.0 million. The business anticipates continued increases in consumption in both the utility and non-utility components of the business consistent with the economic recovery in Hawaii and to be able to maintain margins on non-utility sales.
  District Energy is expected to generate EBITDA of between $21.0 and $22.0 million in 2012. Cooling demand is typically at its highest during the third quarter of the year.
  Atlantic Aviation is expected to generate EBITDA in a range between $130.0 and $135.0 million in 2012. The expectation assumes continued growth in general aviation traffic levels at the airports on which the business operates, and resulting volume and margin improvement, consistent with the first half of 2012.

Conference Call and WEBCAST

When: Management has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, August 2, 2012 to review the Company’s results.

How: To listen to the conference call please dial +1(650) 521-5252 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website the morning of August 2, 2012 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on August 2, 2012 through August 16, 2012, at +1(404) 537-3406, Passcode: 93685696. An online archive of the webcast will be available on the Company’s website for one year following the call. MIC-G

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of three energy-related businesses including a gas processing and distribution business in Hawaii, The Gas Company, a controlling interest in a District Energy business in Chicago, and a 50% interest in a bulk liquid storage terminal business, International-Matex Tank Terminals. MIC also owns and operates an aviation-related airport services business, Atlantic Aviation. The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED BALANCE SHEETS
($ In Thousands, Except Share Data)

	June 30, 2012	December 31, 2011
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$145,574	$22,786
Accounts receivable, less allowance for doubtful accounts
of $639 and $445, respectively	64,694	56,458
Inventories	22,117	23,106
Prepaid expenses	5,754	7,338
Deferred income taxes	19,291	19,102
Other	14,306	14,523
Total current assets	271,736	143,313
Property, equipment, land and leasehold improvements, net	559,425	561,022
Equipment lease receivables	30,263	32,189
Investment in unconsolidated business	136,463	230,401
Goodwill	516,175	516,175
Intangible assets, net	645,043	662,135
Other	21,162	23,398
Total assets	$2,180,267	$2,168,633

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$4,871	$4,300
Accounts payable	27,421	29,199
Accrued expenses	24,974	23,827
Current portion of long-term debt	255,916	34,535
Fair value of derivative instruments	23,539	39,339
Other	18,342	17,702
Total current liabilities	355,063	148,902
Long-term debt, net of current portion	858,827	1,086,053
Deferred income taxes	195,073	177,262
Fair value of derivative instruments	9,819	15,576
Other	47,007	46,980
Total liabilities	1,465,789	1,474,773
Commitments and contingencies	-	-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 46,645,028 LLC
interests issued and outstanding at June 30, 2012 and 46,338,225 LLC interests issued and outstanding at December 31, 2011	942,955	951,729
Additional paid in capital	21,447	21,447
Accumulated other comprehensive loss	(22,549)	(27,412)
Accumulated deficit	(216,852)	(242,082)
Total members’ equity	725,001	703,682
Noncontrolling interests	(10,523)	(9,822)
Total equity	714,478	693,860
Total liabilities and equity	$2,180,267	$2,168,633

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ In Thousands, Except Share and Per Share Data)

	Quarter Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Revenue
Revenue from product sales	$169,129	$161,582	$342,083	$314,646
Revenue from product sales - utility	36,807	36,421	75,121	70,694
Service revenue	51,430	47,923	103,839	99,170
Financing and equipment lease income	1,150	1,261	2,329	2,548
Total revenue	258,516	247,187	523,372	487,058
Costs and expenses
Cost of product sales	115,720	113,226	235,101	218,551
Cost of product sales - utility	31,324	30,772	63,496	57,637
Cost of services	13,784	12,690	26,445	24,844
Selling, general and administrative	50,467	48,309	105,730	99,979
Fees to manager - related party	4,760	4,156	9,755	7,788
Depreciation	7,557	8,623	15,108	15,833
Amortization of intangibles	8,546	16,044	17,092	24,763
Loss on disposal of assets	327	1,225	327	1,225
Total operating expenses	232,485	235,045	473,054	450,620
Operating income	26,031	12,142	50,318	36,438
Other income (expense)
Interest income	4	97	6	101
Interest expense(1)	(10,925)	(19,866)	(23,932)	(34,335)
Equity in earnings and amortization charges of investee	6,805	3,270	16,306	11,632
Other income (expense), net	48	(46)	(4)	(395)
Net income (loss) before incomes taxes	21,963	(4,403)	42,694	13,441
(Provision) benefit for income taxes	(9,935)	488	(16,456)	(6,498)
Net income (loss)	$12,028	$(3,915)	$26,238	$6,943
Less: net income (loss) attributable to noncontrolling interests	890	(1,425)	1,008	(1,732)
Net income (loss) attributable to MIC LLC	$11,138	$(2,490)	$25,230	$8,675

Basic income (loss) per share attributable to MIC LLC interest holders	$0.24	$(0.05)	$0.54	$0.19
Weighted average number of shares outstanding: basic	46,532,402	45,901,486	46,444,280	45,816,499

Diluted income (loss) per share attributable to MIC LLC interest holders	$0.24	$(0.05)	$0.54	$0.19
Weighted average number of shares outstanding: diluted	46,553,858	45,901,486	46,466,575	45,846,235
Cash dividends declared per share	$0.625	$0.20	$0.825	$0.40

_____________________

(1) Interest expense includes non-cash gains on derivative instruments of $7.5 million and $13.1 million for the quarter and six months ended June 30, 2012, respectively. For the quarter and six months ended June 30, 2011, interest expense includes non-cash losses on derivative instruments of $545,000 and non-cash gains on derivative instruments of $5.0 million, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ In Thousands)

	Six Months Ended
	June 30, 2012	June 30, 2011

Operating activities
Net income	$26,238	$6,943
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	18,459	19,138
Amortization of intangible assets	17,092	24,763
Loss on disposal of assets	47	1,153
Equity in earnings and amortization charges of investees	(16,306)	(11,632)
Equity distributions from investees	70,931	-
Amortization of debt financing costs	1,943	2,060
Non-cash derivative gains	(13,114)	(4,965)
Base management fees settled in LLC interests	9,755	7,788
Equipment lease receivable, net	1,710	1,493
Deferred rent	185	201
Deferred taxes	14,130	5,370
Other non-cash expenses, net	1,532	1,218
Changes in other assets and liabilities:
Accounts receivable	(8,656)	(10,634)
Inventories	1,734	(45)
Prepaid expenses and other current assets	1,486	1,112
Due to manager - related party	33	8
Accounts payable and accrued expenses	(472)	(1,436)
Income taxes payable	(66)	(251)
Other, net	(1,830)	(997)
Net cash provided by operating activities	124,831	41,287

Investing activities
Proceeds from sale of assets	375	16,916
Purchases of property and equipment	(15,333)	(15,587)
Investment in capital leased assets	-	(24)
Return of investment in unconsolidated business	39,648	-
Other	146	7
Net cash provided by investing activities	24,836	1,312

Financing activities
Proceeds from long-term debt	10,000	2,489
Net proceeds on line of credit facilities	-	4,400
Dividends paid to holders of LLC interests	(18,562)	(9,170)
Distributions paid to noncontrolling interests	(2,133)	(3,951)
Payment of long-term debt	(15,845)	(24,500)
Debt financing costs paid	(66)	-
Payment of notes and capital lease obligations	(273)	(76)
Net cash used in financing activities	(26,879)	(30,808)

Net change in cash and cash equivalents	122,788	11,791
Cash and cash equivalents, beginning of period	22,786	24,563
Cash and cash equivalents, end of period	$145,574	$36,354

Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$2,083	$2,163
Acquisition of equipment through capital leases	$2,624	$-
Issuance of LLC interests to manager for base management fees	$9,217	$6,846
Issuance of LLC interests to independent directors	$571	$450
Taxes paid	$2,613	$1,349
Interest paid	$34,972	$37,296

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS – MD&A

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2012	2011	$	%	2012	2011	$	%
	($ In Thousands) (Unaudited)
Revenue
Revenue from product sales	$169,129	$161,582	7,547	4.7	$342,083	$314,646	27,437	8.7
Revenue from product sales - utility	36,807	36,421	386	1.1	75,121	70,694	4,427	6.3
Service revenue	51,430	47,923	3,507	7.3	103,839	99,170	4,669	4.7
Financing and equipment lease income	1,150	1,261	(111)	(8.8)	2,329	2,548	(219)	(8.6)
Total revenue	258,516	247,187	11,329	4.6	523,372	487,058	36,314	7.5
Costs and expenses
Cost of product sales	115,720	113,226	(2,494)	(2.2)	235,101	218,551	(16,550)	(7.6)
Cost of product sales - utility	31,324	30,772	(552)	(1.8)	63,496	57,637	(5,859)	(10.2)
Cost of services	13,784	12,690	(1,094)	(8.6)	26,445	24,844	(1,601)	(6.4)
Gross profit	97,688	90,499	7,189	7.9	198,330	186,026	12,304	6.6
Selling, general and administrative	50,467	48,309	(2,158)	(4.5)	105,730	99,979	(5,751)	(5.8)
Fees to manager - related party	4,760	4,156	(604)	(14.5)	9,755	7,788	(1,967)	(25.3)
Depreciation	7,557	8,623	1,066	12.4	15,108	15,833	725	4.6
Amortization of intangibles	8,546	16,044	7,498	46.7	17,092	24,763	7,671	31.0
Loss on disposal of assets	327	1,225	898	73.3	327	1,225	898	73.3
Total operating expenses	71,657	78,357	6,700	8.6	148,012	149,588	1,576	1.1
Operating income	26,031	12,142	13,889	114.4	50,318	36,438	13,880	38.1
Other income (expense)
Interest income	4	97	(93)	(95.9)	6	101	(95)	(94.1)
Interest expense(1)	(10,925)	(19,866)	8,941	45.0	(23,932)	(34,335)	10,403	30.3
Equity in earnings and amortization charges of investees	6,805	3,270	3,535	108.1	16,306	11,632	4,674	40.2
Other income (expense), net	48	(46)	94	NM	(4)	(395)	391	99.0
Net income (loss) before income taxes	21,963	(4,403)	26,366	NM	42,694	13,441	29,253	NM
(Provision) benefit for income taxes	(9,935)	488	(10,423)	NM	(16,456)	(6,498)	(9,958)	(153.2)
Net income (loss)	$12,028	$(3,915)	15,943	NM	$26,238	$6,943	19,295	NM
Less: net income (loss) attributable to noncontrolling interests	890	(1,425)	(2,315)	(162.5)	1,008	(1,732)	(2,740)	(158.2)
Net income (loss) attributable to MIC LLC	$11,138	$(2,490)	13,628	NM	$25,230	$8,675	16,555	190.8

_____________________
NM - Not meaningful

(1) Interest expense includes non-cash gains on derivative instruments of $7.5 million and $13.1 million for the quarter and six months ended June 30, 2012, respectively. For the quarter and six months ended June 30, 2011, interest expense includes non-cash losses on derivative instruments of $545,000 and non-cash gains on derivative instruments of $5.0 million, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO MIC LLC
TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING
ACTIVITIES TO FREE CASH FLOW

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2012	2011	$	%	2012	2011	$	%
	($ In Thousands) (Unaudited)

Net income (loss) attributable to MIC LLC(1)	$11,138	$(2,490)			$25,230	$8,675
Interest expense, net(2)	10,921	19,769			23,926	34,234
Provision (benefit) for income taxes	9,935	(488)			16,456	6,498
Depreciation(3)	7,557	8,623			15,108	15,833
Depreciation - cost of services(3)	1,677	1,658			3,351	3,305
Amortization of intangibles(4)	8,546	16,044			17,092	24,763
Loss on disposal of assets	47	1,153			47	1,153
Equity in earnings and amortization charges of investees(5)	9,501	(3,270)			-	(11,632)
Base management fees settled/to be settled in LLC interests	4,760	4,156			9,755	7,788
Other non-cash expense (income), net	1,974	(759)			2,725	(313)
EBITDA excluding non-cash items	$66,056	$44,396	21,660	48.8	$113,690	$90,304	23,386	25.9

EBITDA excluding non-cash items	$66,056	$44,396			$113,690	$90,304
Interest expense, net(2)	(10,921)	(19,769)			(23,926)	(34,234)
Interest rate swap breakage fees(2)	(252)	(627)			(500)	(1,732)
Non-cash derivative (gains) losses recorded in interest expense(2)	(7,232)	1,172			(12,614)	(3,233)
Amortization of debt financing costs(2)	965	1,030			1,943	2,060
Cash distributions received in excess of equity in earnings and amortization
charges of investees(6)	54,625	-			54,625	-
Equipment lease receivables, net	872	753			1,710	1,493
Provision/benefit for income taxes, net of changes in deferred taxes	(1,573)	(196)			(2,326)	(1,128)
Changes in working capital	(1,439)	(7,014)			(7,771)	(12,243)
Cash provided by operating activities	101,101	19,745			124,831	41,287
Changes in working capital	1,439	7,014			7,771	12,243
Maintenance capital expenditures	(4,734)	(3,912)			(8,461)	(7,074)
Free cash flow from continuing operations	$97,806	$22,847	74,959	NM	$124,141	$46,456	77,685	167.2

_____________________
(1)

Net income (loss) attributable to MIC LLC excludes net income attributable to noncontrolling interests of $890,000 and $1.0 million for the quarter and six months ended June 30, 2012, respectively, and net loss attributable to noncontrolling interests of $1.4 million and $1.7 million for the quarter and six months ended June 30, 2011, respectively.

(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(3)

Depreciation - cost of services includes depreciation expense for District Energy, which is reported in cost of services in our consolidated condensed statements of operations. Depreciation and Depreciation - cost of services does not include acquisition- related step-up depreciation expense of $2.0 million and $3.9 million for the quarter and six months ended June 30, 2012, respectively, and $1.9 million and $3.6 million for the quarter and six months ended June 30, 2011, respectively, in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(4)

Amortization of intangibles does not include acquisition-related step-up amortization expense of $85,000 and $171,000 for the quarter and six months ended June 30, 2012, respectively, and $151,000 and $435,000 for the quarter and six months ended June 30, 2011, respectively, in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(5)

Equity in earnings and amortization charges of investees in the above table includes our 50% share of IMTT's earnings, offset by the distributions we received only up to our share of the earnings recorded in the calculation for EBITDA excluding non-cash items. For the quarter and six months ended June 30, 2012, we recognized equity in earnings and amortization charges of investee income of $6.8 million and $16.3 million, respectively, in the consolidated condensed statement of operations, which was fully offset by the cash distributions received in June of 2012. The $9.5 million for the quarter ended June 30, 2012 represents the excess cash distributions received from IMTT over $16.3 million that was applied on the equity in earnings and amortization charges of investee income recognized during the quarter. See "Arbitration Proceeding Between MIC and Co-investor in IMTT" for further discussions.

(6)

Cash distributions received in excess of equity in earnings and amortization charges of investee in the above table is the excess cumulative distributions received to the cumulative earnings recorded in equity in earnings and amortization charges of investees, since our investment in IMTT, adjusted for the current periods equity in earnings and amortization charges of investees in the calculation from net income (loss) attributable to MIC LLC to EBITDA excluding non-cash items above. The cumulative allocation of the $110.6 million distributions received in June of 2012 was $70.9 million recorded in net cash provided by operating activities and $39.6 million recorded in net cash provided by investing activities, as a return on investment, on the consolidated condensed statements of cash flows. See "Arbitration Proceeding Between MIC and Co-investor in IMTT" for further discussions.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-
CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended June 30,				Six Months Ended June 30,
			Change				Change
	2012	2011	Favorable/(Unfavorable)		2012	2011	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Terminal revenue	109,167	101,436	7,731	7.6	220,784	207,451	13,333	6.4
Environmental response revenue	4,596	5,514	(918)	(16.6)	10,983	10,330	653	6.3
Total revenue	113,763	106,950	6,813	6.4	231,767	217,781	13,986	6.4
Costs and expenses
Terminal operating costs	45,905	48,121	2,216	4.6	92,377	94,170	1,793	1.9
Environmental response operating costs	4,446	4,012	(434)	(10.8)	9,602	8,743	(859)	(9.8)
Total operating costs	50,351	52,133	1,782	3.4	101,979	102,913	934	0.9
Terminal gross profit	63,262	53,315	9,947	18.7	128,407	113,281	15,126	13.4
Environmental response gross profit	150	1,502	(1,352)	(90.0)	1,381	1,587	(206)	(13.0)
Gross profit	63,412	54,817	8,595	15.7	129,788	114,868	14,920	13.0
General and administrative expenses	7,341	7,717	376	4.9	14,800	15,580	780	5.0
Depreciation and amortization	17,117	16,360	(757)	(4.6)	34,024	32,035	(1,989)	(6.2)
Operating income	38,954	30,740	8,214	26.7	80,964	67,253	13,711	20.4
Interest expense, net(1)	(11,790)	(16,311)	4,521	27.7	(18,381)	(20,994)	2,613	12.4
Other income	807	341	466	136.7	1,263	1,120	143	12.8
Provision for income taxes	(11,869)	(5,903)	(5,966)	(101.1)	(26,236)	(19,447)	(6,789)	(34.9)
Noncontrolling interest	(86)	66	(152)	NM	(185)	91	(276)	NM
Net income	16,016	8,933	7,083	79.3	37,425	28,023	9,402	33.6

Reconciliation of net income to EBITDA excluding non-cash items:
Net income	16,016	8,933			37,425	28,023
Interest expense, net(1)	11,790	16,311			18,381	20,994
Provision for income taxes	11,869	5,903			26,236	19,447
Depreciation and amortization	17,117	16,360			34,024	32,035
Other non-cash expense (income)	90	(46)			278	(54)
EBITDA excluding non-cash items	56,882	47,461	9,421	19.8	116,344	100,445	15,899	15.8

EBITDA excluding non-cash items	56,882	47,461			116,344	100,445
Interest expense, net(1)	(11,790)	(16,311)			(18,381)	(20,994)
Non-cash derivative losses (gains) recorded in interest expense(1)	2,316	7,640			(363)	3,308
Amortization of debt financing costs(1)	809	807			1,614	1,618
Provision for income taxes, net of changes in deferred taxes	(3,769)	304			(8,603)	(7,584)
Changes in working capital	4,683	(14,479)			12,298	(12,847)
Cash provided by operating activities	49,131	25,422			102,909	63,946
Changes in working capital	(4,683)	14,479			(12,298)	12,847
Maintenance capital expenditures	(7,335)	(13,005)			(15,453)	(21,519)
Free cash flow	37,113	26,896	10,217	38.0	75,158	55,274	19,884	36.0

_____________________
NM - Not meaningful
(1) Interest expense, net, includes non-cash (losses) gains on derivative instruments and non-cash amortization of deferred financing fees.

The Gas Company

	Quarter Ended June 30,				Six Months Ended June 30,
			Change				Change
	2012	2011	Favorable/(Unfavorable)		2012	2011	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Contribution margin
Revenue - non-utility	29,748	26,935	2,813	10.4	61,377	54,286	7,091	13.1
Cost of revenue - non-utility	13,554	14,315	761	5.3	29,127	30,372	1,245	4.1
Contribution margin - non-utility	16,194	12,620	3,574	28.3	32,250	23,914	8,336	34.9
Revenue - utility	36,807	36,421	386	1.1	75,121	70,694	4,427	6.3
Cost of revenue - utility	27,149	27,206	57	0.2	55,366	51,211	(4,155)	(8.1)
Contribution margin - utility	9,658	9,215	443	4.8	19,755	19,483	272	1.4
Total contribution margin	25,852	21,835	4,017	18.4	52,005	43,397	8,608	19.8
Production	2,127	1,778	(349)	(19.6)	4,133	3,454	(679)	(19.7)
Transmission and distribution	5,649	5,021	(628)	(12.5)	11,097	9,419	(1,678)	(17.8)
Gross profit	18,076	15,036	3,040	20.2	36,775	30,524	6,251	20.5
Selling, general and administrative expenses	4,558	4,041	(517)	(12.8)	9,815	8,258	(1,557)	(18.9)
Depreciation and amortization	1,902	1,802	(100)	(5.5)	3,843	3,575	(268)	(7.5)
Operating income	11,616	9,193	2,423	26.4	23,117	18,691	4,426	23.7
Interest expense, net(1)	(1,516)	(3,483)	1,967	56.5	(3,407)	(5,497)	2,090	38.0
Other expense	(63)	(127)	64	50.4	(132)	(279)	147	52.7
Provision for income taxes	(3,913)	(2,310)	(1,603)	(69.4)	(7,712)	(5,212)	(2,500)	(48.0)
Net income(2)	6,124	3,273	2,851	87.1	11,866	7,703	4,163	54.0

Reconciliation of net income to EBITDA excluding non-cash items:
Net income(2)	6,124	3,273			11,866	7,703
Interest expense, net(1)	1,516	3,483			3,407	5,497
Provision for income taxes	3,913	2,310			7,712	5,212
Depreciation and amortization	1,902	1,802			3,843	3,575
Other non-cash expenses	995	512			1,802	1,182
EBITDA excluding non-cash items	14,450	11,380	3,070	27.0	28,630	23,169	5,461	23.6

EBITDA excluding non-cash items	14,450	11,380			28,630	23,169
Interest expense, net(1)	(1,516)	(3,483)			(3,407)	(5,497)
Non-cash derivative (gains) losses recorded in interest expense(1)	(832)	1,173			(1,297)	897
Amortization of debt financing costs(1)	119	120			239	239
Provision for income taxes, net of changes in deferred taxes	(2,205)	(1,260)			(4,375)	(3,545)
Changes in working capital	(847)	(2,034)			(3,705)	(6,449)
Cash provided by operating activities	9,169	5,896			16,085	8,814
Changes in working capital	847	2,034			3,705	6,449
Maintenance capital expenditures	(1,421)	(1,660)			(3,185)	(3,920)
Free cash flow	8,595	6,270	2,325	37.1	16,605	11,343	5,262	46.4

_____________________
(1)	Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

District Energy

	Quarter Ended June 30,				Six Months Ended June 30,
			Change				Change
	2012	2011	Favorable/(Unfavorable)		2012	2011	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	5,567	5,428	139	2.6	11,062	10,759	303	2.8
Cooling consumption revenue	6,890	5,924	966	16.3	10,363	8,354	2,009	24.0
Other revenue	682	903	(221)	(24.5)	1,321	1,593	(272)	(17.1)
Finance lease revenue	1,150	1,261	(111)	(8.8)	2,329	2,548	(219)	(8.6)
Total revenue	14,289	13,516	773	5.7	25,075	23,254	1,821	7.8
Direct expenses — electricity	4,148	3,675	(473)	(12.9)	6,686	5,621	(1,065)	(18.9)
Direct expenses — other(1)	5,072	5,231	159	3.0	9,629	10,190	561	5.5
Direct expenses — total	9,220	8,906	(314)	(3.5)	16,315	15,811	(504)	(3.2)
Gross profit	5,069	4,610	459	10.0	8,760	7,443	1,317	17.7
Selling, general and administrative expenses	961	762	(199)	(26.1)	1,852	1,685	(167)	(9.9)
Amortization of intangibles	341	341	-	-	682	678	(4)	(0.6)
Operating income	3,767	3,507	260	7.4	6,226	5,080	1,146	22.6
Interest expense, net(2)	(2,127)	(4,925)	2,798	56.8	(4,456)	(7,184)	2,728	38.0
Other income	75	55	20	36.4	132	111	21	18.9
(Provision) benefit for income taxes	(621)	650	(1,271)	(195.5)	(611)	997	(1,608)	(161.3)
Noncontrolling interest	(208)	(213)	5	2.3	(419)	(426)	7	1.6
Net income (loss)	886	(926)	1,812	195.7	872	(1,422)	2,294	161.3

Reconciliation of net income (loss) to EBITDA excluding non-
cash items:
Net income (loss)	886	(926)			872	(1,422)
Interest expense, net(2)	2,127	4,925			4,456	7,184
Provision (benefit) for income taxes	621	(650)			611	(997)
Depreciation(1)	1,677	1,658			3,351	3,305
Amortization of intangibles	341	341			682	678
Other non-cash expenses	240	300			269	338
EBITDA excluding non-cash items	5,892	5,648	244	4.3	10,241	9,086	1,155	12.7

EBITDA excluding non-cash items	5,892	5,648			10,241	9,086
Interest expense, net(2)	(2,127)	(4,925)			(4,456)	(7,184)
Non-cash derivative (gains) losses recorded in interest expense(2)	(566)	2,304			(869)	1,943
Amortization of debt financing costs(2)	175	170			345	340
Equipment lease receivable, net	872	753			1,710	1,493
Provision/benefit for income taxes, net of changes in deferred taxes	(320)	230			(273)	185
Changes in working capital	(47)	(1,142)			(1,872)	181
Cash provided by operating activities	3,879	3,038			4,826	6,044
Changes in working capital	47	1,142			1,872	(181)
Maintenance capital expenditures	(77)	(59)			(164)	(125)
Free cash flow	3,849	4,121	(272)	(6.6)	6,534	5,738	796	13.9

_____________________
(1)

Includes depreciation expense of $1.7 million and $3.4 million for the quarter and six months ended June 30, 2012, respectively, and $1.7 million and $3.3 million for the quarter and six months ended June 30, 2011, respectively.

(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.

Atlantic Aviation

	Quarter Ended June 30,				Six Months Ended June 30,
	2012	2011	Change Favorable/(Unfavorable)		2012	2011	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Fuel revenue	139,381	134,647	4,734	3.5	280,706	260,360	20,346	7.8
Non-fuel revenue	38,291	35,668	2,623	7.4	81,093	78,464	2,629	3.4
Total revenue	177,672	170,315	7,357	4.3	361,799	338,824	22,975	6.8
Cost of revenue
Cost of revenue-fuel	98,567	95,678	(2,889)	(3.0)	198,875	181,732	(17,143)	(9.4)
Cost of revenue-non-fuel	4,563	3,785	(778)	(20.6)	10,130	9,033	(1,097)	(12.1)
Total cost of revenue	103,130	99,463	(3,667)	(3.7)	209,005	190,765	(18,240)	(9.6)
Fuel gross profit	40,814	38,969	1,845	4.7	81,831	78,628	3,203	4.1
Non-fuel gross profit	33,728	31,883	1,845	5.8	70,963	69,431	1,532	2.2
Gross profit	74,542	70,852	3,690	5.2	152,794	148,059	4,735	3.2
Selling, general and administrative expenses	42,903	41,624	(1,279)	(3.1)	86,847	86,675	(172)	(0.2)
Depreciation and amortization	13,860	22,524	8,664	38.5	27,675	36,343	8,668	23.9
Loss on disposal of assets	327	1,225	898	73.3	327	1,225	898	73.3
Operating income	17,452	5,479	11,973	NM	37,945	23,816	14,129	59.3
Interest expense, net(1)	(7,282)	(11,361)	4,079	35.9	(16,067)	(21,554)	5,487	25.5
Other income (expense)	64	50	14	28.0	48	(177)	225	127.1
(Provision) benefit for income taxes	(4,574)	2,335	(6,909)	NM	(9,284)	(840)	(8,444)	NM
Net income (loss)(2)	5,660	(3,497)	9,157	NM	12,642	1,245	11,397	NM

Reconciliation of net income (loss) to EBITDA excluding non-cash items:
Net income (loss)(2)	5,660	(3,497)			12,642	1,245
Interest expense, net(1)	7,282	11,361			16,067	21,554
Provision (benefit) for income taxes	4,574	(2,335)			9,284	840
Depreciation and amortization	13,860	22,524			27,675	36,343
Loss on disposal of assets	47	1,153			47	1,153
Other non-cash (income) expenses	(88)	(43)			(229)	103
EBITDA excluding non-cash items	31,335	29,163	2,172	7.4	65,486	61,238	4,248	6.9

EBITDA excluding non-cash items	31,335	29,163			65,486	61,238
Interest expense, net(1)	(7,282)	(11,361)			(16,067)	(21,554)
Interest rate swap breakage fees(1)	(252)	(627)			(500)	(1,732)
Non-cash derivative gains recorded in interest expense(1)	(5,834)	(2,305)			(10,448)	(6,073)
Amortization of debt financing costs(1)	671	740			1,359	1,481
Provision/benefit for income taxes, net of changes in deferred taxes	(768)	(121)			(975)	(616)
Changes in working capital	305	(3,085)			645	(2,862)
Cash provided by operating activities	18,175	12,404			39,500	29,882
Changes in working capital	(305)	3,085			(645)	2,862
Maintenance capital expenditures	(3,236)	(2,193)			(5,112)	(3,029)
Free cash flow	14,634	13,296	1,338	10.1	33,743	29,715	4,028	13.6

_____________________
NM - Not meaningful
(1)	Interest expense, net, includes non-cash gains on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF PROPORTIONATELY COMBINED NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	/-----------------------------------For the Quarter Ended June 30, 2012--------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC	8,008	6,124	443	5,660	(8,337)	11,898	16,016	886
Interest expense (income), net(2)	5,895	1,516	1,064	7,282	(4)	15,753	11,790	2,127
Provision for income taxes	5,935	3,913	311	4,574	827	15,559	11,869	621
Depreciation	8,174	1,697	839	5,860	-	16,570	16,348	1,677
Amortization of intangibles	385	205	171	8,000	-	8,760	769	341
Loss on disposal of assets	-	-	-	47	-	47	-	-
Base management fee paid in LLC interests	-	-	-	-	4,760	4,760	-	-
Other non-cash expense (income)	45	995	120	(88)	827	1,899	90	240
EBITDA excluding non-cash items	28,441	14,450	2,947	31,335	(1,927)	75,246	56,882	5,892

EBITDA excluding non-cash items	28,441	14,450	2,947	31,335	(1,927)	75,246	56,882	5,892
Interest (expense) income, net(2)	(5,895)	(1,516)	(1,064)	(7,282)	4	(15,753)	(11,790)	(2,127)
Interest rate swap breakage fees(2)	-	-	-	(252)	-	(252)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	1,158	(832)	(283)	(5,834)	-	(5,791)	2,316	(566)
Amortization of deferred finance charges(2)	405	119	88	671	-	1,282	809	175
Equipment lease receivables, net	-	-	436	-	-	436	-	872
Provision for income taxes, net of changes in deferred taxes	(1,885)	(2,205)	(160)	(768)	1,720	(3,298)	(3,769)	(320)
Changes in working capital	2,342	(847)	(24)	305	(850)	926	4,683	(47)
Cash provided by (used in) operating activities	24,566	9,169	1,940	18,175	(1,053)	52,796	49,131	3,879
Changes in working capital	(2,342)	847	24	(305)	850	(926)	(4,683)	47
Maintenance capital expenditures	(3,668)	(1,421)	(39)	(3,236)	-	(8,363)	(7,335)	(77)

Free cash flow	18,557	8,595	1,925	14,634	(203)	43,507	37,113	3,849

	/-----------------------------------For the Quarter Ended June 30, 2011--------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	4,467	3,273	(463)	(3,497)	(4,610)	(831)	8,933	(926)
Interest expense, net(2)	8,156	3,483	2,463	11,361	-	25,462	16,311	4,925
Provision (benefit) for income taxes	2,952	2,310	(325)	(2,335)	187	2,789	5,903	(650)
Depreciation	7,915	1,596	829	7,027	-	17,367	15,829	1,658
Amortization of intangibles	266	206	171	15,497	-	16,139	531	341
Loss on sale of assets	-	-	-	1,153	-	1,153	-	-
Base management fee paid in LLC interests	-	-	-	-	4,156	4,156	-	-
Other non-cash (income) expense	(23)	512	150	(43)	(1,528)	(932)	(46)	300
EBITDA excluding non-cash items	23,731	11,380	2,824	29,163	(1,795)	65,303	47,461	5,648

EBITDA excluding non-cash items	23,731	11,380	2,825	29,163	(1,795)	65,303	47,461	5,648
Interest expense, net(2)	(8,156)	(3,483)	(2,463)	(11,361)	-	(25,462)	(16,311)	(4,925)
Interest rate swap breakage fees(2)	-	-	-	(627)	-	(627)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	3,820	1,173	1,152	(2,305)	-	3,840	7,640	2,304
Amortization of deferred finance charges(2)	404	120	85	740	-	1,349	807	170
Equipment lease receivables, net	-	-	377	-	-	377	-	753
Provision/benefit for income taxes, net of changes in deferred taxes	152	(1,260)	115	(121)	955	(159)	304	230
Changes in working capital	(7,240)	(2,034)	(571)	(3,085)	(753)	(13,683)	(14,479)	(1,142)
Cash provided by (used in) operating activities	12,711	5,896	1,519	12,404	(1,593)	30,937	25,422	3,038
Changes in working capital	7,240	2,034	571	3,085	753	13,683	14,479	1,142
Maintenance capital expenditures	(6,503)	(1,660)	(30)	(2,193)	-	(10,385)	(13,005)	(59)

Free cash flow	13,448	6,270	2,061	13,296	(840)	34,235	26,896	4,121

___________________________
(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2)	Interest (expense) income, net, includes non-cash (losses) gains on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

	/-------------------------------------For the Six Months Ended June 30, 2012-------------------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC	18,713	11,866	436	12,642	(16,456)	27,201	37,425	872
Interest expense (income), net(2)	9,191	3,407	2,228	16,067	(4)	30,889	18,381	4,456
Provision (benefit) for income taxes	13,118	7,712	306	9,284	(1,151)	29,269	26,236	611
Depreciation	16,257	3,432	1,676	11,676	-	33,040	32,513	3,351
Amortization of intangibles	756	411	341	15,999	-	17,507	1,511	682
Loss on disposal of assets	-	-	-	47		47	-	-
Base management fee paid in LLC interests	-	-	-	-	9,755	9,755	-	-
Other non-cash expense (income)	139	1,802	135	(229)	883	2,730	278	269
EBITDA excluding non-cash items	58,172	28,630	5,122	65,486	(6,973)	150,437	116,344	10,241

EBITDA excluding non-cash items	58,172	28,630	5,122	65,486	(6,973)	150,437	116,344	10,241
Interest (expense) income, net(2)	(9,191)	(3,407)	(2,228)	(16,067)	4	(30,889)	(18,381)	(4,456)
Interest rate swap breakage fees(2)	-	-	-	(500)	-	(500)	-	-
Non-cash derivative gains recorded in interest expense, net(2)	(182)	(1,297)	(435)	(10,448)	-	(12,361)	(363)	(869)
Amortization of deferred finance charges(2)	807	239	173	1,359	-	2,578	1,614	345
Equipment lease receivables, net	-	-	855	-	-	855	-	1,710
Provision/benefit for income taxes, net of changes in deferred taxes	(4,302)	(4,375)	(137)	(975)	3,297	(6,491)	(8,603)	(273)
Changes in working capital	6,149	(3,705)	(936)	645	(2,839)	(686)	12,298	(1,872)
Cash provided by (used in) operating activities	51,455	16,085	2,413	39,500	(6,511)	102,942	102,909	4,826
Changes in working capital	(6,149)	3,705	936	(645)	2,839	686	(12,298)	1,872
Maintenance capital expenditures	(7,727)	(3,185)	(82)	(5,112)	-	(16,106)	(15,453)	(164)

Free cash flow	37,579	16,605	3,268	33,743	(3,672)	87,523	75,158	6,534

	/-------------------------------------For the Six Months Ended June 30, 2011-------------------------------------/
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC	14,012	7,703	(711)	1,245	(10,483)	11,765	28,023	(1,422)
Interest expense (income), net(2)	10,497	5,497	3,593	21,554	(1)	41,140	20,994	7,184
Provision (benefit) for income taxes	9,724	5,212	(499)	840	1,443	16,720	19,447	(997)
Depreciation	15,488	3,163	1,653	12,670	-	32,973	30,975	3,305
Amortization of intangibles	530	412	339	23,673	-	24,954	1,060	678
Loss on disposal of assets	-	-	-	1,153	-	1,153	-	-
Base management fee paid in LLC interests	-	-	-	-	7,788	7,788	-	-
Other non-cash (income) expense	(27)	1,182	169	103	(1,936)	(509)	(54)	338
EBITDA excluding non-cash items	50,223	23,169	4,544	61,238	(3,189)	135,984	100,445	9,086

EBITDA excluding non-cash items	50,223	23,169	4,544	61,238	(3,189)	135,984	100,445	9,086
Interest (expense) income, net(2)	(10,497)	(5,497)	(3,593)	(21,554)	1	(41,140)	(20,994)	(7,184)
Interest rate swap breakage fees(2)	-	-	-	(1,732)	-	(1,732)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net (2)	1,654	897	972	(6,073)	-	(2,550)	3,308	1,943
Amortization of deferred finance charges(2)	809	239	170	1,481	-	2,699	1,618	340
Equipment lease receivables, net	-	-	747	-	-	747	-	1,493
Provision/benefit for income taxes, net of changes in deferred taxes	(3,792)	(3,545)	93	(616)	2,848	(5,012)	(7,584)	185
Changes in working capital	(6,424)	(6,449)	91	(2,862)	(3,113)	(18,757)	(12,847)	181
Cash provided by (used in) operating activities	31,973	8,814	3,023	29,882	(3,453)	70,239	63,946	6,044
Changes in working capital	6,424	6,449	(91)	2,862	3,113	18,757	12,847	(181)
Maintenance capital expenditures	(10,760)	(3,920)	(63)	(3,029)	-	(17,771)	(21,519)	(125)

Free cash flow	27,637	11,343	2,870	29,715	(340)	71,225	55,274	5,738

___________________________
(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

CONTACT:
Investor enquiries
Jay A. Davis
Investor Relations
Macquarie Infrastructure Company
(212) 231-1825
or
Media enquiries
Paula Chirhart
Corporate Communications
Macquarie Infrastructure Company
(212) 231-1310